UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 25, 2006
A. SCHULMAN, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850

(State or other jurisdiction	(Commission	( IRS Employer
of incorporation)	File Number)	Identification No.)

3550 West Market Street, Akron, Ohio	44333

(Address of principal executive offices)	(Zip Code)
(330) 666-3751

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.
     On April 25, 2006, A. Schulman, Inc. (the “Company”) issued a press release announcing the final results of its modified “Dutch Auction” self-tender offer, which expired at 5:00 p.m., New York City time, Tuesday, April 11, 2006. The Company reported that it had accepted for purchase 2,071,585 shares at a price of $24.00 per share, for a total of $49,718,040 million.
     The Company also announced in the press release that its Board of Directors had authorized the repurchase of up to a total of 6.75 million shares of its common stock from time to time through open market transactions. The repurchase authorization does not have an expiration date. The Company has cancelled its prior repurchase program, under which the Company had remaining authority to acquire approximately 1.7 million shares of common stock.
     A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated April 25, 2006, announcing final results of self-tender offer and authorization of stock repurchase program.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.

By:	/s/ Paul F. DeSantis

Paul F. DeSantis
Vice President – Chief Financial Officer
Date: April 25, 2006